Exhibit 32.1
Soluna Holdings, Inc.
Certification of Principal Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)
In connection with the Annual Report on Form 10-K of Soluna Holdings, Inc. (the “Company”) for the year ended December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John Belizaire, Chief Executive Officer of the Company, certify, pursuant to the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, (18 U.S.C. Sections 1350(a) and (b)), that, to my knowledge:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
March 27, 2026

/s/ John Belizaire
John Belizaire
Chief Executive Officer
(Principal Executive Officer)
This certification is made solely for the purpose of 18 U.S.C. Section 1350, and is not being filed as part of the Report or as a separate disclosure document, and may not be disclosed, distributed or used by any person for any reason other than as specifically required by law.